Vacasa Releases Record First Quarter 2022 Results
First quarter Revenue grew 91% year-over-year to $247 million
First quarter Gross Booking Value grew 101% year-over-year to $494 million
Reiterates full year 2022 Revenue and Adjusted EBITDA guidance and continues to expect Adjusted EBITDA profitability in full year 2023

PORTLAND, Ore. (May 11, 2022) — Vacasa (Nasdaq: VCSA), North America’s leading vacation rental management platform, today announced its financial results for the quarter ended March 31, 2022, provided a business update, and posted a shareholder letter with management commentary and a review of the financial results on its investor relations website.

“Our business performed exceptionally well in the first quarter driven by the consumer preference shift toward vacation rental accommodations. Based on our booking volume, we have strong momentum headed into the busy summer months for what is shaping up to be a record peak season for Vacasa,” said Matt Roberts, Chief Executive Officer of Vacasa. “With our expansive inventory of vacation homes, we are the largest single source of bookable nights supply in North America, and we see Vacasa as uniquely positioned to fuel the growth in the booming vacation rental category."

Financial and Business Highlights

•Achieved Record First Quarter Gross Booking Value and Revenue. For the first quarter 2022, Vacasa generated $494 million of Gross Booking Value, up 101% year-over-year, driving Revenue of $247 million, up 91% year-over-year.

•Leading Provider of Vacation Rental Supply. Vacasa is the largest single source of vacation rental bookable night supply in North America. Vacasa is seeing strength in its individual approach to adding new homes, as the hundreds of sales representatives hired in 2021 gain tenure and improve productivity. Gross home additions under the individual approach were over 2.5 times greater compared to the first quarter 2021.

•Generated $1 Billion of Rental Income for Homeowners. In January 2022, Vacasa reached a milestone, generating more than $1 billion of rental income for its homeowners over the preceding 12 months. Vacasa combines sophisticated, internally developed pricing algorithms with broad distribution to optimize rental income for its homeowners.

•Reiterating Full Year 2022 Guidance and 2023 Adjusted EBITDA Profitability. Based on strong booking trends ahead of the seasonally stronger second and third quarters, Vacasa is reiterating its full year 2022 Revenue and Adjusted EBITDA guidance. Vacasa continues to expect to achieve Adjusted EBITDA profitability for the full year 2023.

"Our business model continues to prove its strength, generating over $2 billion of Gross Booking Value over the past 12 months," said Jamie Cohen, Chief Financial Officer of Vacasa. “Our favorable recent booking trends give us the confidence to reiterate our full year 2022 Revenue and Adjusted EBITDA outlook ahead of our seasonally strongest second and third quarters."

First Quarter 2022 Financial Results and Key Business Metrics1
First Quarter 2022 Financial Results as compared to First Quarter 2021:
•Revenue was $247 million, a 91% year-over-year increase.
•Net Loss was $56 million, compared to $49 million.
•Adjusted EBITDA was negative $22 million, compared to negative $24 million.

First Quarter 2022 Key Business Metrics Results1 as compared to First Quarter 2021:
•Nights Sold were 1.3 million, a 64% year-over-year increase.
•Gross Booking Value per Night Sold was $367, a 23% year-over-year increase.
•Gross Booking Value was $494 million, a 101% year-over-year increase.

Financial Guidance
As of today, Vacasa is providing the following guidance for the second quarter and full year 2022.

	Second Quarter 2022	Full Year 2022
(in millions)
Revenue	$280 - $290	$1,125 - $1,175
Adjusted EBITDA	$(20) - $(15)	$(21) - $(14)

First Quarter 2022 Financial Results Conference Call
Vacasa will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET today to discuss the first quarter 2022 financial results and provide a business update. A link to the live webcast and supplemental information will be made available on Vacasa’s Investor Relations website at investors.vacasa.com. A replay of the webcast will be available for one year beginning approximately two hours after the close of the call.

About Vacasa
Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that adjusts rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 35,000+ homes across more than 400 destinations in North America, Belize and Costa Rica, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

For more information, visit https://www.vacasa.com/press.

1For information about how we define our Key Business Metrics, see pages 78 - 81 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Forward-Looking Statements
Certain statements made in this press release are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: Vacasa’s ability to achieve profitability; Vacasa’s ability to manage and sustain its growth; the effects of the novel coronavirus (COVID-19) pandemic, including as a result of new strains or variants of the virus, on Vacasa’s business, the travel industry, travel trends, and the global economy generally; Vacasa’s expectations regarding its financial performance, including its revenue, costs, and Adjusted EBITDA; Vacasa’s ability to attract and retain homeowners and guests; Vacasa’s ability to compete in its industry; Vacasa’s expectations regarding the resilience of its model, including in areas such as domestic travel, short-distance travel, and travel outside of top cities; the effects of seasonal trends on its results of operations; Vacasa’s ability to make required payments under its credit agreement and to comply with the various requirements of its indebtedness; Vacasa’s ability to effectively manage its exposure to fluctuations in foreign currency exchange rates; the anticipated increase in expenses associated with being a public company; anticipated trends, developments, and challenges in Vacasa’s industry, business, and the highly competitive markets in which it operates; the sufficiency of Vacasa’s cash and cash equivalents to meet its liquidity needs; Vacasa’s ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; Vacasa’s ability to expand into new markets and businesses, expand its range of homeowner services and pursue strategic acquisition and partnership opportunities; Vacasa’s ability to acquire and integrate companies and assets; Vacasa’s ability to manage expansion into international markets; Vacasa’s ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to its business both in the United States and internationally and its expectations regarding various laws and restrictions that relate to its business; Vacasa’s expectations regarding its tax liabilities and the adequacy of its reserves; Vacasa’s ability to effectively manage its growth and expand its infrastructure and maintain its corporate culture; Vacasa’s ability to identify, recruit, and retain skilled personnel, including key members of senior management; the effects of labor shortages and increases in wage and labor costs in its industry; the safety, affordability, and convenience of Vacasa’s platform and its offerings; Vacasa’s ability to keep pace with technological and competitive developments; Vacasa’s ability to maintain and enhance brand awareness; Vacasa’s ability to successfully defend litigation brought against it and its ability to secure adequate insurance coverage to protect the business and operations; and Vacasa’s ability to maintain, protect, and enhance its intellectual property.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Vacasa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”), as updated by its other reports filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Use of Non-GAAP Financial Measures
This press release includes Adjusted EBITDA, which is a financial measure that is not defined by or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is defined as net loss excluding: (1) depreciation and acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable; (2) interest income and expense; (3) any other income or expense not earned or incurred during our normal course of business; (4) any income tax benefit or expense; (5) equity-based compensation costs; (6) one-time costs related to strategic business combinations; and (7) restructuring costs. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature or the amount and timing of these items is unpredictable or one-time in nature, not driven by the performance of our core business operations and renders comparisons with prior periods and competitors less meaningful. Adjusted EBITDA as a percentage of Revenue is calculated by dividing Adjusted EBITDA for a period by Revenue for the same period.

Adjusted EBITDA is not defined by or presented in accordance with GAAP, has significant limitations as an analytical tool, should be considered as supplemental in nature, and is not meant as a substitute for net loss or any other financial information prepared in accordance with GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, is frequently used by these parties in evaluating companies in our industry, and provides a useful measure for period-to-period comparisons of our business performance. Moreover, we present Adjusted EBITDA in this press release because it is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as an analytical tool, including that it:
•does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•does not reflect changes in, or cash requirements for, our working capital needs;
•does not reflect the interest expense, or the cash required to service interest or principal payments, on our debt;
•does not reflect our tax expense or the cash required to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. In addition, other companies in our industry may calculate this measure differently than we do, thereby further limiting its usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only on a supplemental basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for depreciation and amortization of intangible assets, equity-based compensation expense, business combination costs, restructuring charges and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which could be material.

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$247,260	$129,418
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below(1)	121,759	75,626
Operations and support(1)	59,301	30,336
Technology and development(1)	17,565	7,496
Sales and marketing(1)	59,657	25,540
General and administrative(1)	23,201	21,423
Depreciation	4,919	4,065
Amortization of intangible assets	16,263	4,725
Total operating costs and expenses	302,665	169,211
Loss from operations	(55,405)	(39,793)
Interest income	38	13
Interest expense	(610)	(2,831)
Other income (expense), net	842	(6,721)
Loss before income taxes	(55,135)	(49,332)
Income tax benefit (expense)	(803)	39
Net loss	$(55,938)	$(49,293)
Loss attributable to remeasurement of redeemable convertible preferred units	—	(426,101)
Net loss including remeasurement of redeemable convertible preferred units	(55,938)	(475,394)
Less: Net loss including remeasurement of redeemable convertible preferred units prior to Reverse Recapitalization	—	(475,394)
Less: Net loss attributable to redeemable noncontrolling interests	(27,856)	—
Net loss attributable to Class A Common Stockholders	$(28,082)	$—
Net loss per share of Class A Common Stock(2):
Basic and diluted	$(0.13)	N/A
Weighted-average shares of Class A Common Stock outstanding(2):
Basic and diluted	214,940	N/A

(1) Includes equity-based compensation expense as follows:
Cost of revenue	$298	$—
Operations and support	2,454	31
Technology and development	2,761	167
Sales and marketing	2,773	239
General and administrative	3,344	406
Total equity-based compensation expense	$11,630	$843

(2) Basic and diluted net loss per share of Class A Common Stock is applicable only for periods subsequent to December 6, 2021, which was the closing date of our business combination with TPG Pace Solutions Corp.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of March 31,	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$354,767	$353,842
Restricted cash	279,478	165,294
Accounts receivable, net	44,901	48,989
Prepaid expenses and other current assets	27,375	19,325
Total current assets	706,521	587,450
Property and equipment, net	68,709	67,186
Intangible assets, net	207,576	216,499
Goodwill	777,620	754,506
Other long-term assets	46,134	11,269
Total assets	$1,806,560	$1,636,910
Liabilities, Temporary Equity, and Equity (Deficit)
Current liabilities:
Accounts payable	$44,466	$34,786
Funds payable to owners	325,110	214,301
Hospitality and sales taxes payable	69,285	46,958
Deferred revenue	162,401	107,252
Future stay credits	10,393	30,995
Accrued expenses and other current liabilities	91,231	71,833
Total current liabilities	702,886	506,125
Long-term debt, net of current portion	250	512
Other long-term liabilities	129,137	112,123
Total liabilities	832,273	618,760
Redeemable noncontrolling interests	1,766,459	1,770,096
Equity (Deficit):
Class A Common Stock(1)	21	21
Class B Common Stock	21	21
Additional paid-in capital	—	—
Accumulated deficit	(792,368)	(751,929)
Accumulated other comprehensive income (loss)	154	(59)
Total deficit	(792,172)	(751,946)
Total liabilities, temporary equity, and equity (deficit)	$1,806,560	$1,636,910
(1) As of March 31, 2022, we had approximately 214.8 million shares of Class A Common Stock outstanding, which excludes up to approximately 241.2 million shares of Class A Common Stock issuable as of such date upon the redemption, exercise or exchange of certain securities as follows:
•approximately 213.6 million shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC (and the cancellation of an equal number of shares of Class B Common Stock in connection therewith);
•approximately 4.9 million shares of Class A Common Stock issuable upon the vesting of restricted stock units and performance stock units;
•approximately 10.3 million shares of Class A Common Stock issuable upon the exercise of stock appreciation rights and options;
•approximately 4.1 million additional shares of Class A Common Stock issuable upon the redemption of common units of Vacasa Holdings LLC following the satisfaction of certain time-based vesting requirements; and
•up to approximately 8.2 million shares of Class A Common Stock issuable upon the conversion of shares of our Class G Common Stock.

Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash from operating activities:
Net loss	$(55,938)	$(49,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Credit loss expense	859	1,946
Depreciation	4,919	4,065
Amortization of intangible assets	16,263	4,725
Future stay credit breakage	(15,044)	—
Reduction in the carrying amount of right-of-use assets	3,064	—
Deferred income taxes	601	(225)
Other gains and losses	510	(476)
Fair value adjustment on derivative liabilities	(802)	6,638
Non-cash interest expense	54	1,928
Equity-based compensation expense	11,630	843
Change in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	13,491	(4,919)
Prepaid expenses and other assets	(10,049)	(4,714)
Accounts payable	9,876	13,212
Funds payable to owners	103,325	89,785
Hospitality and sales taxes payable	20,841	19,339
Deferred revenue and future stay credits	36,939	57,874
Operating lease obligations	(1,393)	—
Accrued expenses and other liabilities	3,342	3,382
Net cash provided by operating activities	142,488	144,110
Cash from investing activities:
Purchases of property and equipment	(4,013)	(626)
Cash paid for internally developed software	(2,207)	(1,005)
Cash paid for business combinations, net of cash and restricted cash acquired	(13,314)	(3,965)
Net cash used in investing activities	(19,534)	(5,596)
Cash from financing activities:
Payments of Reverse Recapitalization costs	(459)	—
Cash paid for business combinations	(7,251)	(4,046)
Payments of long-term debt	(125)	—
Proceeds from exercise of stock options	4	—
Other financing activities	(162)	(30)
Net cash used in financing activities	(7,993)	(4,076)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	148	(19)
Net increase in cash, cash equivalents and restricted cash	115,109	134,419
Cash, cash equivalents and restricted cash, beginning of period	519,136	291,012
Cash, cash equivalents and restricted cash, end of period	$634,245	$425,431

Key Business Metrics
(in thousands, except GBV per Night Sold, unaudited)

	Three Months Ended March 31,
	2022	2021
Gross booking value ("GBV")(1)	$494,442	$245,877
Nights Sold(2)	1,349	824
GBV per Night Sold(3)	$367	$298

(1) Gross Booking Value represents the dollar value of bookings from our distribution partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings cancelled during the period (which may relate to bookings made during prior periods). GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes a guest pays when we are responsible for collecting tax.
(2) Nights Sold is defined as the total number of nights stayed by guests on our platform in a given period.
(3) GBV per Night Sold represents the dollar value of each night stayed by guests on our platform in a given period. GBV per Night Sold reflects the pricing of rents, fees, and estimated taxes a guest pays.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA Reconciliation
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Net Loss	$(55,938)	$(49,293)
Add back:
Depreciation and amortization of intangible assets	21,182	8,790
Interest income	(38)	(13)
Interest expense	610	2,831
Other income (expense), net	(842)	6,721
Income tax benefit (expense)	803	(39)
Equity-based compensation	11,630	843
Business combination costs(1)	421	6,191
Restructuring costs(2)	—	249
Adjusted EBITDA	$(22,172)	$(23,720)

(1) Represents third party costs associated with the strategic acquisition of TurnKey and third party costs associated with our merger with TPG Pace Solutions Corp.
(2) Represents costs associated with a costs associated with the wind-down of a significant portion of our international operations.

Contact:
Ryan Domyancic
ir@vacasa.com